Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Global Holdings, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terrence A. Tecco, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ending December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Global Holdings, Inc.

Global Holdings, Inc.

/s/ Terrence A. Tecco
Terrence A. Tecco
Chief Financial Officer

April 15, 2010